EXHIBIT 23.3


                       INDEPENDENT AUDITORS' CONSENT


     We consent to the use in the Registration Statement of Infinity, Inc. on Form SB-2, of our report dated February 26, 2001, except for Note 14, as to which the date is March 7, 2002 and Note 6 as to which the date is May 13, 2002, appearing in the Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.




                                 /s/ Ehrhardt Keefe Steiner & Hottman PC

                                 Ehrhardt Keefe Steiner & Hottman PC



May 20, 2002
Denver, Colorado